UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2017

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	65-0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1030 Broad Street Suite 102 Shrewsbury, NJ	07702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 988-1988

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 4, 2017, InterCloud Systems, Inc. (the “Company”) entered into an equity line financing agreement (the “Investment Agreement”) with an institutional investor (the “Investor”). Under the Investment Agreement, and subject to certain restrictions and conditions, the Company in its discretion may issue and sell to the Investor, and the Investor may purchase from the Company, the lower of (i) 200,000,000 shares of duly authorized, validly issued, fully paid and nonassessable shares of common stock and (ii) up to $5,000,000 of duly authorized, validly issued, fully paid and nonassessable shares of common stock (the “Maximum Commitment Amount”) over a period of thirty (30) months from the effective date of the Investment Agreement (the “Commitment Period”).

During the Commitment Period, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the shares of common stock in respect of each put. The maximum number of shares of common stock that Company is entitled to put to the Investor in any one put notice is the lower of (i) up to $200,000 of shares of common stock and (ii) 200% multiplied by the average of the daily trading volume for ten (10) trading days immediately preceding the date of delivery of the applicable put notice. The purchase price with respect to any put shall be set at ninety percent (90%) multiplied by the lowest daily volume weighted average price (VWAP) of the common stock during the five (5) trading days immediately preceding the date of delivery of the applicable put notice. The issuance and sale of shares of common stock to the Investor pursuant to any put shall occur on the applicable closing date provided that all of the conditions precedent set forth in the Investment Agreement shall have been fulfilled on or prior to such closing date. On each closing date, the Investor’s Maximum Commitment Amount automatically shall be reduced by the aggregate purchase price from the previous put on a dollar-for-dollar basis, by the total number of shares of common stock issued by the Company on such closing date or in connection therewith.

The Investment Agreement also contains customary representations and warranties of each of the parties. The representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Investment Agreement. The Investment Agreement further provides that the Company and the Investor are each entitled to customary indemnification from the other for, among other things, any losses or liabilities they may suffer as a result of any breach by the other party of any provisions of the Investment Agreement or Registration Rights Agreement (as defined below). Investors should read the Investment Agreement together with the other information concerning the Company that the Company publicly file in reports and statements with the Securities and Exchange Commission (the “SEC”).

Pursuant to the terms of a registration rights agreement (the “Registration Rights Agreement”) dated October 4, 2017, the Company agreed to file with the SEC a registration statement on Form S-1 (the “Registration Statement”) relating to the resale by the Investor of the shares of common stock underlying the Investment Agreement (the “Registrable Securities”). In addition, subject to the terms of the Registration Agreement, the Company agreed to use its best efforts to cause the Registration Statement to be declared effective by the SEC within 120 days after the date of the Investment Agreement.

The foregoing descriptions of the Investment Agreement and the Registration Rights Agreement are qualified in entirety by reference to the respective agreements, which are filed as Exhibits 4.12 and 10.77 to the Company’s Registration Statement on Form S-1 (File No. 333-220812), filed with the SEC on October 4, 2017, and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCLOUD SYSTEMS, INC.

October 11, 2017	By:	/s/ Daniel Sullivan
Daniel Sullivan
Chief Accounting Officer